As filed with the Securities and Exchange Commission on April 23, 2009
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2675207
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

77 W. Wacker Drive
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
United Airlines Management and Administrative 401(k) Plan
United Airlines Ground Employee 401(k) Plan
(Full Title of the Plan)
Paul R. Lovejoy, Esq.
Senior Vice President, General Counsel and Secretary
77 W. Wacker Drive, HDQLD
Chicago, Illinois 60601
(312) 997-8000
(Name and address, including zip code, and telephone number, including area code, of agent for services)
**Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Small reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered (1)	share	price	Registration Fee
Common Stock, $.01 par value per share	11,000,000 (1)(3)	$5.87 (2)	$64,570,000 (2)	$3,603

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Estimated pursuant to Rules 457(c) and (h) under the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices of the registrant’s Common Stock reported on The NASDAQ National Market on April 20, 2009.

(3)	Represents 4,000,000 shares issuable under the United Airlines Management and Administrative 401(k) Plan and 7,000,000 shares issuable under the United Airlines Ground Employee 401(k) Plan.

REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE
     Pursuant to General Instruction E to Form S-8, UAL Corporation (the “Company”) hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statements filed on behalf of the Company on March 1, 2006 (File. No. 333-132111) and May 16, 2008 (File No. 333-150986), except to the extent otherwise updated or modified by this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 2. Registrant Information and Employee Plan Annual Information
     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act or additional information about the terms of the United Airlines Management and Administrative 401(k) Plan and the United Airlines Ground Employee 401(k) Plan are available without charge by contacting:
Paul R. Lovejoy, Esq.
Senior Vice President, General Counsel and Secretary
UAL Corporation
77 W. Wacker Drive, HDQLD
Chicago, Illinois 60601
(312) 997-8000

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have been filed with the Commission by UAL Corporation (the “Company”), the United Airlines Management and Administrative 401(k) Plan (the “Management Plan”) or the United Airlines Ground Employee 401(k) Plan (the “Ground Employee Plan”), are incorporated in this Registration Statement by reference:
     (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 2, 2009;
     (b) the Management Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2007;
     (c) the Ground Employee Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2007; and
     (d) the description of the Company’s Common Stock, par value $.01 per share, set forth in its Registration Statement on Form 8-A filed on February 1, 2006.
     All documents subsequently filed by the Company or by the employee benefit plans described herein pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits
     See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 23, 2009.

UAL CORPORATION

By:	/s/ Kathryn A. Mikells
Name:	Kathryn A. Mikells
Title:	Senior Vice President and Chief Financial Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn F. Tilton and Kathryn A. Mikells, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2009.

Signature	Title

/s/ Glenn F. Tilton Glenn F. Tilton	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)

/s/ Kathryn A. Mikells Kathryn A. Mikells	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Richard J. Almeida Richard J. Almeida	Director

/s/ Mary K. Bush Mary K. Bush	Director

/s/ Stephen R. Canale Stephen R. Canale	Director

/s/ W. James Farrell W. James Farrell	Director

/s/ Walter Isaacson Walter Isaacson	Director

Signature	Title

/s/ Robert D. Krebs Robert D. Krebs	Director

/s/ Robert S. Miller, Jr. Robert S. Miller, Jr.	Director

/s/ James J. O’Connor James J. O’Connor	Director

/s/ David J. Vitale David J. Vitale	Director

/s/ John H. Walker John H. Walker	Director

/s/ Stephen A. Wallach Stephen A. Wallach	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Certificate of UAL Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K, filed on March 2, 2009 (Commission File No. 1-06033))

4.2	Amended and Restated Bylaws of UAL Corporation (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on February 1, 2006 (Commission File No. 1-06033))

23.1	Consent of Deloitte & Touche LLP (filed herewith)

24	Power of Attorney (contained on the signature page to this Registration Statement)